CONVERSION AGREEMENT

                          DATED AS OF FEBRUARY 13, 2004

                                      AMONG

                       ASPECT COMMUNICATIONS CORPORATION,

                           VISTA EQUITY FUND II, L.P.

                                       AND

                           VISTA EQUITY PARTNERS, LLC














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                                TABLE OF CONTENTS

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ARTICLE I  Definitions.........................................................2

  1.1      General Terms.......................................................2
  1.2      Interpretation......................................................6
  1.3      Knowledge...........................................................6

ARTICLE II Conversion, Closing and Delivery....................................7

  2.1      Conversion..........................................................7
  2.2      Closing.............................................................7
  2.3      Delivery............................................................7

ARTICLE III  Representations and Warranties of the Company.....................8

  3.1      Existence; Qualification; Subsidiaries..............................8
  3.2      Authorization, Noncontravention and
           Enforceability; Issuance of Shares..................................8
  3.3      Capitalization......................................................9
  3.4      Private Sale; No Shareholder Approval...............................9
  3.5      Litigation.........................................................10
  3.6      Third-Party Approvals..............................................10
  3.7      Registration Statement.............................................10
  3.8      No Misstatements...................................................11
  3.9      Rights Agreement...................................................11

ARTICLE IV  Representations and Warranties of Vista Fund and Vista Partners...11

  4.1      Authorization and Enforceability...................................11
  4.2      Government Approvals...............................................12
  4.3      Investment Intent..................................................12
  4.4      Status of the Securities...........................................12
  4.5      Sophistication and Financial Condition.............................12
  4.6      Transfer of Series B Shares and Conversion Shares..................12

ARTICLE V  Covenants..........................................................13

  5.1      Board Composition and Nomination...................................13
  5.2      Veto Rights........................................................14
  5.3      Registration Statement.............................................16
  5.4      Regulatory Matters.................................................16
  5.5      Amendment of Rights Agreement......................................16
  5.6      Further Assurances.................................................16

ARTICLE VI  Conditions to Closing.............................................16


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  6.2      Conditions to Obligations of Vista Fund and Vista Partners.........16
  6.3      Conditions to Obligations of the Company...........................18

ARTICLE VII  Termination......................................................18

  7.1      Termination........................................................18
  7.2      Effect of Termination..............................................19

ARTICLE VIII  General Provisions..............................................19

  8.1      Public Announcements...............................................19
  8.2      Successors and Assigns.............................................19
  8.3      Entire Agreement, Absence of Presumption...........................20
  8.4      Notices............................................................20
  8.5      Closing Fee; Vista's Fees and Expenses.............................21
  8.6      Amendment and Waiver...............................................22
  8.7      Counterparts.......................................................22
  8.8      Headings...........................................................22
  8.9      Specific Performance...............................................22
  8.10     Remedies Cumulative................................................22
  8.11     GOVERNING LAW......................................................22
  8.12     No Third Party Beneficiaries.......................................22
  8.13     Severability.......................................................23
  8.14     Time of the Essence; Computation of Time...........................23

Exhibit A  Form of Registration Statement....................................A-1
Exhibit B  Form of Amendment to Preferred Shares Rights Agreement............B-1


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         CONVERSION AGREEMENT, dated as of February 13, 2004 (the "Agreement"), among Aspect Communications Corporation, a California corporation (the "Company"), Vista Equity Fund II, L.P., a Cayman Islands exempted limited partnership ("Vista Fund"), and Vista Equity Partners, LLC, a Delaware limited liability company ("Vista Partners", and collectively with the Company and Vista Fund, the "Parties").

                                   WITNESSETH:

         WHEREAS, Vista Fund is the record holder of 50,000 shares (the "Series B Shares") of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"); and

         WHEREAS, the Certificate of Determination of Rights, Preferences and Privileges of Series B Convertible Preferred Stock of the Company, dated as of January 21, 2003 (the "Certificate"), grants Vista Fund certain rights with respect to conversion, voting rights, veto rights and preemptive rights; and

         WHEREAS, the Company has requested that Vista Fund convert all of its Series B Shares into an aggregate of 22,222,222 shares (the "Conversion Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to the Certificate; and

         WHEREAS, Vista Fund is willing to effect such conversion if and only if Vista Fund is granted rights and privileges substantially similar to those granted to it in the Certificate, as more fully provided in this Agreement; and

         WHEREAS, by unanimous vote of the members of the Company's Board of Directors (the "Board") (other than directors who are Affiliates of Vista Fund and Vista Partners), the Board has authorized the Company's grant of such rights and privileges to Vista Fund and the execution, delivery and performance by the Company of this Agreement; and

         WHEREAS, immediately following the execution and delivery of this Agreement, the Company intends to file a registration statement on Form S-3 in substantially the form attached as Exhibit A (the "Registration Statement); and

         WHEREAS, in connection with the offering contemplated by the Registration Statement, the Company, Vista Fund, certain other selling shareholders and representatives of the several underwriters in such offering intend to enter into an Underwriting Agreement (the "Underwriting Agreement") on mutually agreeable terms.

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:


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                                    ARTICLE I

                                   Definitions

         1.1 General Terms. For purposes of this Agreement, the following terms have the meanings indicated below:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

         "Agreement" has the meaning specified in the Recitals.

         "Annual Budget" has the meaning specified in Section 5.2.

         A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (i) which such Person or any of such Person's Affiliates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

         (ii) which such Person or any of such Person's Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, such security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
Schedule 3D under the Exchange Act (or any comparable or successor report); or

         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group

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members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

         "Board" has the meaning specified in the Recitals.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in the County of Santa Clara, California are authorized or obligated by law or executive order to close.

         "Certificate" has the meaning specified in the Recitals.

         "Change of Control" means: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of the Company and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Exchange
Act), or (ii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Company.

         "Closing" has the meaning specified in Section 2.2.

         "Closing Date" has the meaning specified in Section 2.2.

         "Closing Fee" has the meaning specified in Section 8.5.

         "Common Stock" has the meaning specified in the Recitals.

         "Common Stock Deemed Outstanding" means the number of shares of Common Stock, determined on a fully diluted as if converted basis giving effect to all outstanding Common Stock Equivalents.

         "Common Stock Equivalent" means any security convertible into, exercisable or exchangeable for, or that otherwise gives the holder the right to obtain shares of Common Stock or securities convertible into, exercisable or exchangeable for, or that otherwise gives the holder the right to obtain shares of Common Stock.

         "Company" has the meaning specified in the Recitals.

         "Conversion Shares" has the meaning specified in the Recitals.

         "Creditors Rights Laws" has the meaning set forth in Section 3.2(a).

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         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and NASDAQ.

         "Immediate Family" means an individual's spouse, descendants (whether natural or adopted), siblings, parents or grandparents.

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

         "Liens" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Material Adverse Effect" means, with respect to the Company, any occurrence, event or effect that either individually or in the aggregate with all other such changes or effects is, or could reasonably be expected to be (whether or not such change, event or effect has, at the time in question, manifested itself in the Company's historical financial statements), materially adverse to the business, operations, results of operations, properties, condition, financial or otherwise, assets or liabilities of the Company and its Subsidiaries taken as a whole on a consolidated basis.

         "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

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         "Ownership Ratio" means, at the time of determination, the percentage obtained by dividing the number of shares of Common Stock owned by Vista Fund, Vista Partners and their Affiliates at such time on a fully diluted as if converted basis, by the aggregate number of shares of Common Stock Deemed Outstanding at such time.

         "Parties" has the meaning specified in the Recitals.

         "Person" means any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Prospectus" has the meaning specified in Section 3.7.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 21, 2003, by and between the Company and Vista Fund.

         "Rights Agreement" means the Preferred Shares Rights Agreement, dated as of May 11, 1999, as amended on December 12, 2001 and November 14, 2002, by and between the Company and Equiserv Trust Company, N.A. as Rights Agent.

         "Registration Statement" has the meaning specified in the Recitals.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Series B Preferred Stock" has the meaning specified in the Recitals.

         "Series B Shares" has the meaning specified in the Recitals.

         "Stock Option Plan" means any capital stock plan adopted by the Company for the benefit of the Company's officers, employees, consultants, agents or directors which has been or is approved by the Board or a committee thereof that has the authority to administer any such plan, including, without limitation, the Company's 1989 Director's Stock Option Plan, the Company's 1990 Employee Stock Purchase Plan, the Company's 1995 Ten-Year Plan, the Company's Annual Retainer Compensation Plan for the Board of Directors, the Company's Amended and Restated 1998 Directors' Stock Option Plan, the Company's Amended and Restated 1996 Employee Stock Option Plan, the Company's 1999 Equity Incentive Plan, the Voicetek Corporation 1992 Equity Incentive Plan, the Voicetek Corporation 1996 Stock Option Plan, the PakNetX Corporation 1997 Stock Plan and the Newborn Stock Option Plan.

         "Subsidiary" means any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any

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contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or
(ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes of this definition, the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, limited liability company, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

         "Underwriting Agreement" has the meaning specified in the Recitals.

         "VEP Assignee" has the meaning specified in Section 8.2.

         "VEP Shares" has the meaning specified in Section 2.3.

         "Vista Appointee" has the meaning specified in Section 5.1(a).

         "Vista Fund" has the meaning specified in the Recitals.

         "Vista Partners" has the meaning specified in the Recitals.

         "Voting Securities" means securities of the Company ordinarily having the power to vote for the election of directors of the Company; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         1.2 Interpretation. The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have correlative meanings when used in the plural, and vice versa. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article or a Section, such reference shall be to the respective Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms.

         1.3 Knowledge. References herein to the "Company's knowledge" or the "knowledge of the Company" refer to the actual knowledge of the Company's executive officers after reasonable investigation.

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                                   ARTICLE II

                        Conversion, Closing and Delivery

         2.1 Conversion. Vista Fund hereby irrevocably elects to convert the Series B Shares, at the Closing, in accordance with the Certificate and on the terms and subject to the satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, into 22,222,222 Conversion Shares and the Company hereby irrevocably agrees to issue, on such terms and subject to the satisfaction or waiver of such conditions, the Conversion Shares to Vista Fund, deliver such Conversion Shares in accordance with Section 2.3 and effect the securities issuances and deliveries provided for in this Agreement.

         2.2 Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the same time and place as the closing contemplated by the Underwriting Agreement, or at such other time or place as the Parties may mutually agree (the date and time at which such consummation occurs, the "Closing Date").

         2.3 Delivery. At the Closing, subject to the terms and conditions of this Agreement, the Company will (i) deliver to the representatives of the several underwriters specified in the Underwriting Agreement, on behalf of Vista Fund and subject to the terms and conditions of the Underwriting Agreement, certificates representing such number of duly authorized, validly issued, fully paid and nonassessable Conversion Shares as Vista Fund shall be obligated to sell to the underwriters at the first closing contemplated by the Underwriting Agreement, issued and countersigned in such denominations as the underwriters shall designate in accordance with the Underwriting Agreement, (ii) deliver to Vista Fund certificates duly issued and countersigned in such denominations as Vista Fund shall designate no later than two Business Days prior to the Closing Date and in the name of Vista Equity Fund II, L.P., representing an aggregate number of duly authorized, validly issued, fully paid and nonassessable Conversion Shares equal to the difference of (A) 22,222,222, minus (B) the number of Conversion Shares delivered pursuant to clause (i) of this Section 2.3, (iii) make a wire transfer of immediately available funds in an amount equal to the value of a fraction of a Conversion Share to which Vista Fund is entitled upon conversion of the Series B Shares, if any, to an account designated by Vista Fund in writing no later than two Business Days prior to the Closing Date, calculated in accordance with the Certificate, (iv) duly issue to Vista Partners or such members, employees and/or Affiliates thereof as Vista Partners shall designate pursuant to Section 8.2, an aggregate of 200,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (collectively, the "VEP Shares") and deliver certificates representing the VEP Shares, in such denominations as Vista Partners or such members, employees and/or Affiliates shall request, and (v) make a wire transfer of immediately available funds in an amount equal to the Closing Fee to an account designated by Vista Partners in writing no later than two Business Days prior

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to the Closing Date. At the Closing, subject to the terms and conditions of this
Agreement, Vista Fund will deliver to the Company certificates representing all of the Series B Shares. The Company hereby waives any provision of the Certificate that would require Vista Fund to provide the notice of conversion specified therein. With reference to Sections 6 and 7 of the Certificate, Vista Fund hereby waives its right to veto the offering of securities contemplated by the Underwriting Agreement and waives any and all preemptive rights that it may have with respect to the issuance and sale of the securities to be issued, offered or sold in connection with this Agreement or such offering.

                                  ARTICLE III

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to Vista Fund and Vista Partners that, except as set forth on the Schedule of Exceptions provided to Vista Fund and Vista Partners (which exceptions shall be deemed to be representations and warranties as if made hereunder):

         3.1 Existence; Qualification; Subsidiaries. The Company is duly organized, validly existing and in good standing under the California General Corporation Law and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Articles of Incorporation and Bylaws of the Company and all amendments thereto filed by the Company with the SEC prior to the date of this Agreement are in full force and effect.

         3.2 Authorization, Noncontravention and Enforceability; Issuance of Shares.

         (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and to carry out the terms hereof and to issue and deliver the Conversion Shares and the VEP Shares, and none of such actions will (i) violate or conflict with any provision of the Articles of Incorporation of the Company, the Bylaws of the Company or of any applicable law, regulation, order, judgment or decree or rule of the Nasdaq National Market where the Common Stock is listed, (ii) except as set forth on Schedule 3.2, result in the material breach of or constitute a material default (or an event which, with notice or lapse of time or both would constitute a default) under any agreement, instrument or understanding to which the Company is a party or by which it is bound, or (iii) result in or constitute a "change in control" under any agreement, instrument or understanding to which the Company is a party or by which it is bound. This Agreement has been duly authorized, executed and delivered by the Company and

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constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally (collectively "Creditors Rights Laws").

         (b) The Series B Shares have been duly authorized, validly issued, are fully paid and are nonassessable. The Conversion Shares have been duly authorized and reserved for issuance, and when issued and delivered upon conversion of the Series B Shares, will be validly issued, fully paid and nonassessable, and will be free of any and all Liens (other than any restrictions on transfer under state and/or federal securities laws). The VEP Shares have been duly authorized and reserved for issuance, and when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any and all Liens (other than any restrictions on transfer under state and/or federal securities laws). Neither the issuance and delivery of the Conversion Shares or the VEP Shares is subject to any preemptive right of any shareholder of the Company or to any right of first refusal or other similar right in favor of any Person which has not been waived.

         3.3 Capitalization. The Registration Statement, collectively with the other filings made by the Company with the SEC prior to the date of this Agreement, contain a true and complete description of the equity capitalization of the Company. Immediately following the Closing, all of the outstanding capital stock of the Company will be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder). Except pursuant to a Stock Option Plan or as described in the filings referred to in the first sentence of this Section 3.3, neither the Company nor any of its Subsidiaries has granted or issued any options, convertible securities, warrants, calls, pledges, phantom stock, stock appreciation rights, transfer restrictions (except restrictions imposed by federal and state securities laws), Liens, currently effective rights of first offer, currently effective rights of first refusal, currently effective anti dilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company other than as contemplated in this Agreement. Except as contemplated in the filings referred to in the first sentence of this Section 3.3, there are no preemptive rights, rights of first offer, antidilution provisions or any other preferential rights applicable to the issuance and sale of securities of the Company or any of its Subsidiaries, including, but not limited to, the Conversion Shares and the VEP Shares.

         3.4 Private Sale; No Shareholder Approval.

         (a) Assuming the accuracy of the representations of Vista Fund and Vista Partners contained herein and any Vista Assignee, if applicable, neither the offer, sale or issuance of the Conversion Shares and the VEP Shares hereunder requires or will require registration under the Securities Act or any state securities laws.

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         (b) No approval of the shareholders of the Company is required for the execution, delivery or performance of this Agreement.

         3.5 Litigation. Except as set forth in the Registration Statement and the other filings made by the Company with the SEC prior to the date of this Agreement, no claim, suit, proceeding or investigation is pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any officer or director thereof or the Company's and the Subsidiaries' business which if decided adversely to any such Person could have or reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         3.6 Third-Party Approvals. Assuming the accuracy of the representations and warranties of Vista Fund and Vista Partners contained in this Agreement and any Vista Assignee, if applicable, except for the Registration Statement, the filings contemplated by Regulation D under the Securities Act, and Section 25102(f) of the California Corporate Securities Act of 1968, as amended, and filings to be made in connection with the authorization contemplated by Section 6.2(e), the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or thereby.

         3.7 Registration Statement.

         (a) At the effective date of the Registration Statement, the Registration Statement will conform, and the prospectus contained in the Registration Statement (the "Prospectus") and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all

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material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         3.8 No Misstatements. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to Vista Fund and Vista Partners by the Company and its Subsidiaries in connection with the transactions contemplated under this Agreement, do not contain any untrue statement of a material fact or, as supplemented by the documents filed by the Company with the SEC, omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         3.9 Rights Agreement. As of the Closing, the Rights (as defined in the Rights Agreement) will not separate from the Shares (as defined in the Rights Agreement) or become exercisable as a result of the execution, delivery or performance of this Agreement, the issuance of the Conversion Shares or the VEP Shares.

                                   ARTICLE IV

         Representations and Warranties of Vista Fund and Vista Partners

         Each of Vista Fund and Vista Partners hereby represents and warrants to the Company as follows:

         4.1 Authorization and Enforceability. Each of Vista Fund and Vista Partners has full power and authority and has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof, and none of such actions will (i) violate or conflict with any provision of the organizational documents of either Vista Fund or Vista Partners or of any applicable law, regulation, order, judgment or decree, (ii) result in the material breach of or constitute a material default (or an event which, with notice or lapse of time or both would constitute a default) under any agreement, instrument or understanding to which either Vista Fund or Vista Partners is a party or by which it is bound, or (iii) result in or constitute a "change in control" under any agreement, instrument or understanding to which either Vista Fund or Vista Partners is a party or by which it is bound. This Agreement has been duly authorized, executed and delivered by each of Vista Fund and Vista Partners. This Agreement and such other documents and instruments each constitutes a legal, valid and binding obligation of Vista Fund and Vista Partners, enforceable against each of them in accordance with its terms, except to the extent limited by applicable Creditors Rights Laws.

         4.2 Government Approvals. Neither Vista Fund nor Vista Partners is required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing which has been or will be obtained or made.

         4.3 Investment Intent. Each of Vista Fund and Vista Partners is acquiring the Conversion Shares and the VEP Shares for its own account, with no present intentions of selling or otherwise distributing the same to the public.

         4.4 Status of the Securities. Each of Vista Fund and Vista Partners has been informed by the Company that the conversion of the Series B Shares and the issuance of the VEP Shares have not been registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

         4.5 Sophistication and Financial Condition. Each of Vista Fund and Vista Partners is an "Accredited Investor" as defined in Regulation D under the Securities Act and considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Conversion Shares and the VEP Shares. Vista Fund and Vista Partners have been given access to such information regarding the Company and its Subsidiaries as it has requested and has had the opportunity to obtain additional information as desired and to ask questions and has received answers regarding such information in order to evaluate the merits and the risks inherent in holding the Conversion Shares and the VEP Shares. The facts set forth in the preceding sentence, shall not affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the parties hereto.

         4.6 Transfer of Series B Shares and Conversion Shares.

         (a) Each of Vista Fund and Vista Partners has been informed by the Company and hereby agrees that the Conversion Shares and the VEP Shares may be transferred only pursuant to public offerings registered under the Securities Act or pursuant to an available exemption from such registration requirements.

         (b) In connection with any transfer of any Conversion Shares or any VEP Shares, Vista Fund or Vista Partners, as applicable, shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (Sullivan & Cromwell LLP or such other counsel which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters), to the effect that such transfer may be effected without registration of such shares under the Securities Act. Neither Vista Fund nor Vista Partners, as applicable, shall consummate a transfer of the Conversion Shares or the VEP Shares until Vista Fund or Vista Partners, as applicable, shall have delivered to the Company an opinion of such counsel that no subsequent transfer of the Conversion Shares or the VEP Shares by a holder which is not an Affiliate of the Company shall require registration under the Securities Act. Promptly upon receipt of an opinion described in the preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Conversion Shares or the VEP Shares being transferred that do not bear the legend set forth in Section 4.6(c).

         (c) Until transferred pursuant to Section 4.6(a), each certificate evidencing the ownership of the Conversion Shares or the VEP Shares shall be imprinted with a legend substantially in the following form, and a customary "affiliates" legend to be mutually agreed by the Company and Vista Fund:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON THE CLOSING DATE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE CONVERSION AGREEMENT DATED AS OF FEBRUARY 13, 2004 BETWEEN THE COMPANY (THE "COMPANY") AND THE OTHER PARTIES THERETO. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.


                                    ARTICLE V

                                    Covenants

         5.1 Board Composition and Nomination.

         (a) For so long as Vista Fund, Vista Partners and their respective Affiliates collectively have Beneficial Ownership of at least 4,500,000 Conversion Shares (as such share number is proportionately adjusted to reflect any stock dividend, stock split, reverse stock split or other combination or subdivision of the Conversion Shares on or following the date of this Agreement), Vista Fund shall be entitled to designate two directors to serve on the Board (any director designated by Vista Fund, a "Vista Appointee"), and each such Vista Appointee shall so serve until such Vista Appointee is succeeded in such service by another Vista Appointee or such Vista Appointee is removed pursuant to this Agreement, and the Company shall take all lawful action requested by Vista Fund to cause the Board at all times to include at least two members who are Vista Appointees; provided, however, that the Company shall not be obligated by the foregoing provision to call (or solicit proxies in connection with) more than one special meeting of the Company's shareholders during the period between any two annual meetings of the Company's shareholders.

         (b) If Vista Fund for any reason fails to designate anyone to fill any directorship pursuant to Section 5.1(a), the Company shall cause such position not to be filled by resolution or vote of the Board and shall take all lawful action requested by Vista Fund (including the solicitation of proxies) to cause such position not to be filled by resolution or vote of or the Company's other shareholders; provided, however, that the Company shall not be obligated by the foregoing provision to call (or solicit proxies in connection with) more than one special meeting of the Company's shareholders during the period between any two annual meetings of the Company's shareholders. For so long as Vista Fund is entitled to designate two Vista Appointees pursuant to Section 5.1(a), (i) the Company shall take all lawful action requested by Vista Fund to cause the Board to consist of nine directors unless the Company receives the prior written consent of Vista Fund; provided, however, that the Company shall not be obligated by the foregoing provision to call (or solicit proxies in connection with) more than one special meeting of the Company's shareholders during the period between any two annual meetings of the Company's shareholders, (ii) at the request of Vista Fund, the Company shall take all lawful action requested by Vista Fund to cause the board of directors of each Subsidiary of the Company to be comprised of the same members as are on the Board, and (iii) to the extent permitted by applicable law and the rules of any exchange or quotation system on which the Common Stock is then listed or quoted, the Company shall take all lawful action requested by Vista Fund to cause at least one Vista Appointee specified by Vista Fund (who may specify a different Vista Appointee for each such committee) to be appointed to the compensation committee and operating committees of the Board, and such other committees of the Board and of the board of directors of each Subsidiary of the Company as may be requested by Vista Fund.

         (c) At the request of Vista Fund, the Company shall take all lawful action requested by Vista Fund to cause any Vista Appointee to be removed from the Board as promptly as practicable, including soliciting the resignation of such Vista Appointee; provided, however, that the Company shall not be obligated by the foregoing provision to call (or solicit proxies in connection with) more than one special meeting of the Company's shareholders during the period between any two annual meetings of the Company's shareholders.

         5.2 Veto Rights. For so long as Vista Fund, Vista Partners and their respective Affiliates collectively have Beneficial Ownership of at least 4,500,000 Conversion Shares (as such share number is proportionately adjusted to reflect any stock dividend, stock split, reverse stock split or other combination or subdivision of the Conversion Shares on or following the date of this Agreement), the Company shall not, without the prior written consent of Vista Fund (i) create, authorize or issue any capital stock of the Company or any Subsidiary of the Company or any security convertible into, exchangeable for, or that otherwise gives the holder the right to obtain, capital stock of the Company or any Subsidiary of the Company (other than Options to acquire shares of Common Stock issued to employees, officers, directors, consultants and agents of the Company, or shares of Common Stock issuable pursuant to the exercise of such Options, pursuant to the Stock Option Plan so long as the exercise price of such Options is not less than the Fair Market Value of the Common Stock (as defined in the Stock Option Plan) on the date such Options are issued as determined by the Board in its good faith judgment (or with respect to the Company's 1990 Employee Stock Purchase Plan, at no less than the price determined thereunder), or any issuance of shares of Common Stock pursuant to the exercise of Options outstanding as of the date of issuance of the Series B Shares), (ii) effect a Change of Control, (iii) create or incur, or permit any Subsidiary of the Company to create or incur, Indebtedness other than Indebtedness existing on the date of issuance of the Series B Shares, Indebtedness approved in an Annual Budget and other Indebtedness which (collectively with the Indebtedness referred to in the last 10 words of clause (vi) of Section 6(c) of the Certificate), does not exceed $10,000,000 in the aggregate, (iv) effect a voluntary liquidation, dissolution or winding up of the Company, (v) acquire, or permit any Subsidiary of the Company to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture involving the operation of a business, or make any investment in any company or business, except acquisitions and/or investments having an aggregate purchase price of less than $10,000,000 in cash or other consideration, (vi) enter into, amend, modify or supplement, or permit any Subsidiary of the Company to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, shareholders holding at least 2% of the Common Stock or Affiliates or with any Immediate Family of any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for employment arrangements and benefit programs approved by the Board or the applicable board of directors of the Subsidiaries or authorized committees thereof, (vii) become subject to, or permit any of its Subsidiaries to become subject to, (including by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to comply (but not the Company's ability to comply) with this Agreement, (viii) approve or implement an annual budget of the Company and its Subsidiaries (or "operating plan" as defined by the Company's management) (an annual budget or "operating plan" so approved by Vista Fund and the Board, an "Annual Budget") or materially deviate from an Annual Budget; (ix) declare or pay any dividends or distributions on or in respect of the Common Stock; or (x) change the compensation paid to, or terminate the employment of, the Chief Executive Officer, the Chief Financial Officer, the President, Worldwide Sales and Service, the Vice President of Human Resources or any replacements of any such individuals or any Persons assuming similar roles, responsibilities or functions.

         5.3 Registration Statement. As soon as practicable following the execution of this Agreement, the Company shall prepare and file with the SEC the Registration Statement and shall comply with the Registration Rights Agreement with respect to such preparation and filing.

         5.4 Regulatory Matters. The Company, Vista Fund and Vista Partners shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Agency in order to consummate the transactions contemplated by this Agreement and listing for quotation, subject to notice of issuance, the Conversion Shares and the VEP Shares on the Nasdaq National Market.

         5.5 Amendment of Rights Agreement. The Company shall use its best efforts to execute an amendment to the Rights Agreement in the form attached to this Agreement as Exhibit B.

         5.6 Further Assurances. The Parties shall use their respective reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the applicable Parties such further documents and instruments and to take all such further actions as such other Parties reasonably may request to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              Conditions to Closing

         (a) Conditions to Obligations of Vista Fund, Vista Partners and the Company. The obligations of each of Vista Fund, Vista Partners and the Company to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the condition precedent that the Underwriting Agreement shall have been executed and delivered by all of the parties thereto and all of the conditions precedent to the closing contemplated thereby shall have been satisfied or waived.

         6.2 Conditions to Obligations of Vista Fund and Vista Partners. The obligations of each of Vista Fund and Vista Partners to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

         (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all covenants herein required to be performed or complied with by the Company on or before the Closing Date.

         (c) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Vista Fund and Vista Partners at the Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) Consents. All applications and other filings required to be made prior to the Closing by the Company with, and all consents, registrations, approvals, permits, clearances and authorizations necessary or appropriate to be obtained prior to the Closing by the Company from, any Governmental Agency or other third party in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby shall have been made or obtained (as the case may be).

         (e) Nasdaq Listing. The Conversion Shares and VEP Shares shall have been authorized for quotation on the Nasdaq National Market upon official notice of issuance.

         (f) Effectiveness of the Registration Statement. The Registration Statement to be filed with the SEC by the Company in connection with the sale of shares of Common Stock by certain of the Company's shareholders shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

         (g) Amendment of the Rights Agreement. An amendment to the Rights Agreement in the form attached to this Agreement as Exhibit B shall have been executed and delivered by the Company and the Rights Agent (as defined in the Rights Agreement) and shall have been furnished to Vista Fund and Vista Partners.

         6.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Vista Fund and Vista Partners set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

         (b) Performance of Obligations. Each of Vista Fund and Vista Partners shall have performed and complied in all material respects with all covenants herein required to be performed or complied with by each of them on or before the Closing Date.

         (c) Compliance Certificate. Each of the general partner of Vista Fund and the managing member of Vista Partners shall deliver to the Company at the Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) Consents. All applications and other filings required to be made prior to the Closing by Vista Fund and Vista Partners with, and all consents, registrations, approvals, permits, clearances and authorizations necessary or appropriate to be obtained prior to the Closing by Vista Fund and Vista Partners from, any Governmental Agency or other third party in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby shall have been made or obtained (as the case may be).

                                   ARTICLE VII

                                   Termination

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by Vista Fund or Vista Partners, so long as neither entity is in material breach of any covenant or agreement set forth in this Agreement, if there has been a material breach by the Company or any of its Subsidiaries of any covenant or agreement of the Company set forth in this Agreement;

         (b) by the Company prior to the Closing Date, so long as the Company is not in material breach of any covenant or agreement set forth in this Agreement, if there has been a material breach by Vista Fund or Vista Partners of any covenant or agreement of Vista Fund or Vista Partners set forth in this Agreement; and

         (c) by mutual written agreement of the Parties.

         This Agreement shall terminate automatically if the Closing shall not have been consummated on or before June 30, 2004.

         7.2 Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, this Agreement and the election to convert the Series B Shares contemplated hereby shall become void ab initio and there shall be no liability or obligation of any Party (or any shareholder, partner, director, officer, employee, agent, consultant or representative of such Party) to the other Parties, except that (i) Article VIII shall continue in full force and effect and all fees and expenses payable thereunder, if any, shall be payable, and (ii) nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination.

                                  ARTICLE VIII

                               General Provisions

         8.1 Public Announcements. Neither Party shall make, or permit any agent or Affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other, except as may be required by law or the rules of any exchange on which the Company's securities may be listed or any inter-dealer quotation system in which the Company's securities may be authorized to be quoted.

         8.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement shall not be assignable by any Party without the prior written consent of the other Parties; provided, that Vista Fund and Vista Partners shall be entitled to assign its rights and obligations under this Agreement to any of its Affiliates; and, provided, further, that prior to the Closing, Vista Partners, upon notice to the Company, may, without consent of the Company, assign its right to receive all or any portion of the VEP Shares to such members, employees and Affiliates of Vista Partners as Vista Partners shall designate in writing to the Company (any such assignee, a "VEP Assignee"). In connection with any such designation, Vista Partners will cause such VEP

Assignee to provide to the Company a representation letter making representations in substantially the same form as set forth in Sections 4.3, 4.4, 4.5 and 4.6.

         8.3 Entire Agreement, Absence of Presumption. This Agreement and each other writing referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         8.4 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person,
(ii) transmitted by telecopy, (iii) sent by first class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

         To the Company, to:

                  Aspect Communications Corporation
                  1310 Ridder Park Drive
                  San Jose, CA  95131-2313
                  Attention:  Gary Barnett
                  Facsimile:  (408) 325-2442

         with a copy, which shall not constitute notice to the Company, to:

                  Venture Law Group
                  2775 Sand Hill Road
                  Menlo Park, CA  94025
                  Attention:  Jon Gavenman
                  Facsimile:  (650) 233-8386

         To Vista Fund, to:

                  Vista Equity Fund II, L.P.
                  c/o Vista Equity Partners, LLC
                  150 California Street, 19th Floor
                  San Francisco, CA  94111
                  Attention:  Robert F.  Smith
                              Stephen J.  Davis
                  Facsimile:  (415) 765-6666
         with a copy, which shall not constitute notice to Vista Fund, to:

                  Sullivan & Cromwell LLP
                  1870 Embarcadero Road
                  Palo Alto, California  94303
                  Attention:   John L.  Savva
                  Facsimile:   (650) 461-5700

         To Vista Partners, to:

                  Vista Equity Partners, LLC
                  150 California Street, 19th Floor
                  San Francisco, CA  94111
                  Attention:   Robert F.  Smith
                               Stephen J.  Davis
                  Facsimile:   (415) 765-6666

         with a copy, which shall not constitute notice to Vista Fund, to:

                  Sullivan & Cromwell LLP
                  1870 Embarcadero Road
                  Palo Alto, California  94303
                  Attention:   John L.  Savva
                  Facsimile:   (650) 461-5700

or, in each case, to such other address or to the attention of such other Person as the recipient Party shall have specified by prior written notice to the sending Party.

         8.5 Closing Fee; Vista's Fees and Expenses. On the Closing Date, in consideration for the services Vista Fund, Vista Partners or their Affiliates performed in structuring and arranging the transactions contemplated by this Agreement, the Company will pay to Vista Partners (or its Affiliate) a transaction fee equal to $3,000,000 (the "Closing Fee"), by wire transfer of immediately available funds to an account specified in writing to the Company by Vista Partners no later than two Business Days prior to the Closing. In addition, on the earlier of (x) the Closing Date, and (y) the third business day after this Agreement is terminated, unless this Agreement is terminated pursuant to Section 7.5(b), the Company shall reimburse Vista Fund, Vista Partners or their Affiliates for (i) the reasonable fees and expenses of Sullivan & Cromwell LLP incurred by Vista Fund, Vista Partners or their Affiliates in connection with the documentation, negotiation and consummation of the transactions contemplated by this Agreement, and (ii) all other reasonable fees and out of pocket expenses incurred by Vista Fund, Vista Partners or their Affiliates in connection with the transactions contemplated hereunder (including, without limitation, fees and expenses of legal counsel, accountants or other representatives). After the Closing, the Company agrees to reimburse Vista Fund, Vista Partners or their Affiliates for all reasonable fees and expenses (including reasonable legal fees) incurred in connection with any future amendment to, waiver of or the enforcement by Vista Fund or Vista Partners of any of its rights arising under this Agreement. The parties' respective obligations to pay expenses relating to the transaction contemplated by the Underwriting Agreement shall be governed by the Underwriting Agreement.

         8.6 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Parties. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any Party to take any action against any breach of this Agreement or default by any other Party shall constitute a waiver of such Party's right to enforce any provision hereof or to take any such action.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

         8.8 Headings. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

         8.9 Specific Performance. The Company, on the one hand, and Vista Fund or Vista Partners, on the other hand, acknowledges that money damages may not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to seek specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

         8.10 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

         8.11 GOVERNING LAW. ALL ISSUES AND QUESTIONS RELATING TO THE CONSTRUCTION, INTERPRETION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURJSDICTION OTHER THAN THE STATE OF CALIFORNIA.

         8.12 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         8.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.14 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a non-Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding Business Day.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized so to do all as of the date of this Agreement.



                                           ASPECT COMMUNICATIONS CORPORATION


                                           By:_________________________
                                                Name:
                                                Title:




                                           VISTA EQUITY FUND II, L.P.


                                           By:_________________________
                                                Name:
                                                Title:





                                           VISTA EQUITY PARTNERS, LLC


                                           By:_________________________
                                                Name:
                                                Title:

                                    EXHIBIT A

                            [REGISTRATION STATEMENT]

                                    EXHIBIT B

                              [FORM OF AMENDMENT TO
                        PREFERRED SHARES RIGHTS AGREEMENT]















                                       B-1